                                                                     Exhibit 21

                                         Subsidiaries of the Registrant
                                         ------------------------------



                                                                                            State or
                                                                          Percent      Other Jurisdiction
Parent Company                            Subsidiary                       Owned        of Incorporation
--------------                            ----------                       -----        ----------------

WSFS Financial Corporation          Wilmington Savings Fund Society,         100%           United States
                                      Federal Savings Bank
                                    WSFS Capital Trust I                     100%           Delaware

Wilmington Savings Fund             WSFS Reit, Inc                           100%           Delaware
 Society, Federal Savings Bank      WSFS Investment Group, Inc.              100%           Delaware
                                    WSFS Credit Corporation                  100%           Delaware
                                    Wilmington Finance, Inc.                  51%           Delaware

